UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 13, 2017

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue Dubuque, Iowa 52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreements
On February 13, 2017, Heartland Financial USA, Inc. (NASDAQ: HTLF), a multi-bank holding company ("Heartland"), and Citywide Banks of Colorado, Inc. ("Citywide"), parent company of Citywide Banks, a Colorado state banking corporation, entered into an Agreement and Plan of Merger (the "Merger Agreement") which provides that, subject to the conditions and upon the terms set forth in the Merger Agreement, Citywide will be merged with and into Heartland (the "Merger"). The Merger Agreement also provides that, immediately following the Merger, Citywide Banks will be merged with and into Centennial Bank and Trust (“Centennial”), a Colorado state banking corporation and wholly owned subsidiary of Heartland. Upon consummation of the merger of Citywide Banks with and into Centennial, Centennial will change its name to Citywide Banks.

Based on Heartland’s common stock closing price of $45.75 per share as of February 10, 2017, Citywide common shareholders will receive aggregate Merger consideration of approximately $203 million, or $207.98 per share, as adjusted downward if Citywide’s Adjusted Tangible Common Equity (as defined in the Merger Agreement) is less than $113.0 million or as adjusted upward by up to $5.0 million if Citywide’s Adjusted Tangible Common Equity is greater than $114.8 million at closing. Subject to these and other adjustments, the Merger consideration will be paid as $57.00 in cash and 3.300 shares of Heartland common stock for each share of Citywide common stock. As a result, the value of the Merger consideration received by Citywide common shareholders will change with fluctuations in the price of Heartland common stock. The Merger is intended to qualify as a tax-free reorganization under the applicable provision of the Internal Revenue Code of 1986, as amended, with respect to the shares of Heartland common stock to be issued to Citywide common shareholders. Citywide will redeem all issued and outstanding shares of 7.5% Senior Non-Cumulative Perpetual Preferred Stock, Series A, immediately prior to the effective time of the Merger.

The Merger is subject to the satisfaction of customary closing conditions, including approvals by Citywide shareholders and bank regulatory authorities. The Merger is also subject to Heartland stockholders’ approval of an amendment to Heartland's Certificate of Incorporation to increase Heartland's authorized shares of common stock. If the Merger is not completed under certain circumstances set forth in the Merger Agreement, Citywide has agreed to pay Heartland a termination fee of $8.5 million. Heartland anticipates that the Merger will be completed in the third quarter of 2017 and both Heartland and Citywide have the right to terminate the Merger Agreement if the Merger is not completed by September 30, 2017.

Holders of 100% of the outstanding shares of Citywide Class A Common Stock, Series I, and certain holders of approximately 73.2% of the outstanding shares of Citywide Class A Common Stock, Series II, have entered into a Shareholder Voting Agreement with Heartland and Citywide under which each holder has agreed to vote his, her or its shares of Citywide Class A Common Stock, Series I, or Class A Common Stock, Series II, in favor of the Merger.

The Merger Agreement contains usual and customary representations and warranties that Heartland and Citywide made to each other. The representations and warranties were made solely for purposes of the contract between Heartland and Citywide, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement. Moreover, certain of the representations and warranties are subject to a standard of materiality that may be different from what may be viewed as material to Heartland stockholders, and the representations and warranties may have been used to allocate risk between Heartland and Citywide rather than establishing matters as facts.

The foregoing description is qualified in its entirety by reference to the Merger Agreement, which will be filed as an exhibit to Heartland’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Additional Information and Where to Find It
Heartland intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”) to register the shares of its common stock that will be issued to Citywide shareholders in the Merger. The Registration Statement will include a proxy statement/prospectus that will be used to solicit proxies for the special meeting of shareholders of Citywide at which the Merger will be considered (the “Proxy Statement/Prospectus”). The Proxy Statement/Prospectus will contain important information about Citywide, Heartland and the Merger. All Citywide shareholders are urged to read the Proxy Statement/Prospectus carefully when it becomes available. Once filed, the Registration Statement, the Proxy Statement/Prospectus and related documentation will be available at no charge at the SEC’s website (www.sec.gov), Heartland’s website (www.htlf.com), or by contacting Bryan R. McKeag, Executive Vice President and Chief Financial Officer of Heartland at (563) 589-1994. Heartland and Citywide, and certain of their directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of Citywide in connection with the proposed Merger. Information about the directors and executive officers of Heartland and their beneficial ownership of Heartland’s common stock is set forth in the proxy statement for Heartland’s 2016 Annual Meeting of Stockholders, as filed with the SEC on Schedule 14A on April 6, 2016. Information about the directors and executive officers of Citywide and their securities holdings will be included in the Proxy Statement /Prospectus, when it is filed as part of the Registration Statement.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the Proxy Statement/Prospectus and other relevant documents regarding the proposed Merger to be filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Item 7.01 Regulation FD Disclosure
On February 13, 2017 Heartland issued a press release announcing execution of the Merger Agreement.
A copy of the press release announcing the acquisition is furnished as Exhibit 99.1.

Heartland has posted on the “Investor Relations” page of its Internet website (www.htlf.com) supplemental information related to its acquisition of Citywide. A copy of the supplemental information is furnished as Exhibit 99.2 to this Current Report on Form 8-K. Heartland is not undertaking any obligation to update this presentation.

The press release and supplemental information above are furnished pursuant to Item 7.01 as part of this Current Report on Form 8-K and are not to be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired.
None.

(b) Pro Forma Financial Information.
None.

(c) Exhibits.
99.1 Press Release dated February 13, 2017
99.2 Supplemental Information dated February 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2017	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated February 13, 2017
99.2	Supplemental information dated February 14, 2017